Federal ID#		% of voting shares	Insurer/ Non-Insurer
	Sun Life Financial Inc.	100.00%	Non-Insurer
	6183271 Canada Inc.	100.00%	Non-Insurer
	Sun Life Financial (Chile) S.A.	99.999%	Non-Insurer
	6183298 Canada Inc.	100.00%	Non-Insurer
	Sun Life Financial (Chile) S.A.	0.001%	Non-Insurer
	681030 B.C. Ltd.	100.00%	Non-Insurer
	Sun Life Financial Global Funding II, L.P.	99.00%	Non-Insurer
	Sun Life Financial Global Funding II, U.L.C.	100.00%	Non-Insurer
	Sun Life Financial Global Funding II, L.L.C.	100.00%	Non-Insurer
	2097261 Ontario Inc.	100.00%	Non-Insurer
	Sun Life Financial Global Funding II, L.P.	1.00%	Non-Insurer
	Sun Life Financial Global Funding III, L.P.	99.00%	Non-Insurer
	...Sun Life Financial Global Funding III, U.L.C.	100.00%	Non-Insurer
	Sun Life Financial Global Funding III, L.L.C.	100.00%	Non-Insurer
	2109578 Ontario Inc.	100.00%	Non-Insurer
	Sun Life Financial Global Funding III, L.P.	1.00%	Non-Insurer
	Sun Life (Poland) Group Financing sp. z.o.o.	100.00%	Non-Insurer
	6324983 CANADA Inc.	100.00%	Non-Insurer
	Sun Life (Barbados) Holdings No. 1 Limited	100.00%	Insurer
	Sun Life (Barbados) Holdings No. 2 Limited	100.00%	Insurer
	Sun Life Financial Reinsurance (Barbados) Limited	100.00%	Insurer
	6560016 Canada Inc.	50.00%	Non-Insurer
	CI Financial Income Fund	35.00%	Non-Insurer
	Canadian International LP	100.00%	Non-Insurer
	CI Financial General Partner Corp.	100.00%	Non-Insurer
	Canadian International LP	100.00%	Non-Insurer
	Sun Life Financial (CI Holdings) Inc.	83.3%	Non-Insurer
	Sun Life Financial Corp.	100.00%	Non-Insurer
	UNITED STATES
04-3401283	Sun Life Assurance Company of Canada - U.S. Operations Holdings, Inc.	100.00%	Non-Insurer
04-3132283	Sun Capital Advisers LLC	100.00%	Non-Insurer
04-3526207	Sun Life Financial (Japan), Inc.	100.00%	Non-Insurer
	MFS Japan Holdings LLC	50.00%	Non-Insurer
04-3579262	Sun Life Financial (U.S.) Holdings, Inc.	100.00%	Non-Insurer
04-3119940	IFMG Securities, Inc.	100.00%	Non-Insurer
04-3210448	LSC Insurance Agency of Arizona, Inc.	100.00%	Non-Insurer
13-3585648	Independent Financial Marketing Group, Inc.	100.00%	Non-Insurer
13-3202391	IFS Agencies, Inc.	100.00%	Non-Insurer
34-1756557	IFS Insurance Agencies of Ohio, Inc.	100.00%	Non-Insurer
13-3855595	IFS Agencies of Alabama, Inc.	100.00%	Non-Insurer
13-3733657	IFS Agencies of New Mexico, Inc.	100.00%	Non-Insurer
75-2437731	IFS Insurance Agencies of Texas, Inc. ***	100.00%	Non-Insurer
73-1418611	IFMG of Oklahoma, Inc. ***	100.00%	Non-Insurer
04-2470476	Sun Life Financial Distributors, Inc.	50.00%	Non-Insurer
	Sun Life Financial (U.S.) Investments LLC	100.00%	Non-Insurer
04-3401285	Sun Life of Canada (U.S.) Financial Services Holdings, Inc.	99.86%	Non-Insurer
04-2747644	Massachusetts Financial Services Company	97.6396.73%	Non-Insurer
04-2470476	Sun Life Financial Distributors, Inc.	50.00%	Non-Insurer
04-3247425	MFS Institutional Advisors, Inc.	100.00%	Non-Insurer
	MFS Institutional Advisors (Australia) Ltd.	100.00%	Non-Insurer
04-3169826	MFS Fund Distributors, Inc.	100.00%	Non-Insurer
	MFS International Ltd.	100.00%	Non-Insurer
	MFS International (U.K.) Ltd.	100.00%	Non-Insurer
	MFS International S.C. Ltda.	100.00%	Non-Insurer
04-3253929	MFS Retirement Services, Inc.	100.00%	Non-Insurer
04-2864897	MFS Service Center, Inc.	100.00%	Non-Insurer
02-0507414	MFS Heritage Trust Company	100.00%	Non-Insurer
	MFS Investment Management Company (LUX) S.A.	100.00%	Non-Insurer
	MFS Japan Holdings LLC	50.00%	Non-Insurer
	MFS Investment Management K.K.	100.00%	Non-Insurer
04-3365782	Sun Life of Canada (U.S.) Holdings, Inc.	100.00%	Non-Insurer
04-3292937	Sun Canada Financial Co.	100.00%	Non-Insurer
04-6834556	Sun Life of Canada (U.S.) Capital Trust I	**	Non-Insurer
04-3365791	Sun Life of Canada (U.S.) Limited Partnership I	*	Non-Insurer
04-2461439 79065 DE	Sun Life Assurance Company of Canada (U.S.)	100.00%	Insurer
04-3365780	Sun Life of Canada (U.S.) Holdings General Partner LLC	100.00%	Non-Insurer
04-2845273 72664 NY	Sun Life Insurance and Annuity Company of New York	100.00%	Insurer
04-3394396	Sun Life of Canada (U.S.) SPE 97-I, Inc	100.00%	Non-Insurer
04-2476246	Clarendon Insurance Agency, Inc.	100.00%	Non-Insurer
61-0403075 64602 RI	Independence Life and Annuity Company	100.00%	Insurer
	SLF Private Placement Investment Company I, LLC	100.00%	Non-Insurer
	7101 France Avenue Manager, LLC	100.00%	Non-Insurer
	7101 France Avenue, LLC	100.00%	Non-Insurer
	Sun Parkaire Landing LLC	100.00%	Non-Insurer
04-3574531	Sun Life Financial (U.S.) Finance, Inc.	100.00%	Non-Insurer
	FOREIGN
	3060097 Nova Scotia Company	100.00%	Non-Insurer
	CI Financial Inc.	34.00%	Non-Insurer
	Sun Life Financial (CI Holdings) Inc.	16.7%	Non-Insurer
	Canadian International LP	100.00%	Non-Insurer
	CI Investments Inc.	100.00%	Non-Insurer
	CI GP Limited	100.00%	Non-Insurer
	CI Fund Services Inc.	100.00%	Non-Insurer
	CI Global Holdings Inc.	100.00%	Non-Insurer
	Altrinsic Global Advisors, LLC	25.00%	Non-Insurer
	Webb Capital Management LLP	55.00%	Non-Insurer
	Webb Capital Partners, LLC	25.00%	Non-Insurer
	CI Global Holdings USA Inc.	100.00%	Non-Insurer
	BPI Global Asset Management LLP	66.00%	Non-Insurer
	Skylon Advisors Inc.	100.00%	Non-Insurer
	Skylon International Inc.	100.00%	Non-Insurer
	Skylon Management Services Inc.	100.00%	Non-Insurer
	VentureLink LP	100.00%	Non-Insurer
	United Financial Corporation	100.00%	Non-Insurer
	3363768 Manitoba Ltd.	100.00%	Non-Insurer
	775784 Ontario Inc.	100.00%	Non-Insurer
	Assante Acceptance Corporation	100.00%	Non-Insurer
	Assante Advisory Services Ltd.	100.00%	Non-Insurer
	Assente Wealth management (Canada) Inc.	100.00%	Non-Insurer
	Assante Capital Management Ltd.	100.00%	Non-Insurer
	Assante Financial Management Ltd.	100.00%	Non-Insurer
	Assente Estate and Insurance Services Inc.	50.00%	Non-Insurer
	IQON Financial Management Inc.	100.00%	Non-Insurer
	IQON Financial Inc.	100.00%	Non-Insurer
	IQON Insurance Brokerage Inc.	50.00%	Non-Insurer
	Assente Estate and Insurance Services Inc.	50.00%	Non-Insurer
	Assante Estate and Insurance Services Inc.	100.00%	Non-Insurer
	IQON Insurance Brokerage Inc.	50.00%	Non-Insurer
	6428827 Canada Inc.	100.00%	Non-Insurer
	Stonegate Private Counsel LP	100.00%	Non-Insurer
	Equion Financial Services Limited	100.00%	Non-Insurer
	Synergy Promotion and Media Inc.	100.00%	Non-Insurer
	1053378 Ontario Limited	100.00%	Non-Insurer
	Kronish De Grosbois, Inc.	100.00%	Non-Insurer
	The Height of Excellence Financial Planning Group Inc.	100.00%	Non-Insurer
	Investment and Tax Counsel Corp.	100.00%	Non-Insurer
	F.C.G. Securities Corporation	100.00%	Non-Insurer
	Financial Concept Corporation	100.00%	Non-Insurer
	Dataplan Securities Ltd.	100.00%	Non-Insurer
	Assante Management Services Ltd.	100.00%	Non-Insurer
	Summit Aurum Financial Group Inc.	100.00%	Non-Insurer
	Novestra Financial Services Inc.	100.00%	Non-Insurer
	DPM Financial Planning Group Inc.	100.00%	Non-Insurer
	DPM Securities Inc,	100.00%	Non-Insurer
	DPM Insurance Services Inc.	100.00%	Non-Insurer
	DPM Global Financial Services Inc.	100.00%	Non-Insurer
	Aurum Brokerage Services Inc.	100.00%	Non-Insurer
	C.M. Oliver Financial Corporation	100.00%	Non-Insurer
	C.M. Oliver Financial Planning Corp.	100.00%	Non-Insurer
	Reimer Financial Services Inc.	100.00%	Non-Insurer
	Kenneth Brown Investment Services Inc.	100.00%	Non-Insurer
	Fenlon Financial (1997) Inc.	100.00%	Non-Insurer
	Pro-Fund Distributors Ltd.	100.00%	Non-Insurer
	Pro-Fund Insurance Agency Ltd.	100.00%	Non-Insurer
	Brightside Financial Services Inc.	100.00%	Non-Insurer
	F.P.C. Investments Inc.	100.00%	Non-Insurer
	Assante Asset Management Ltd.	100.00%	Non-Insurer
	Optima Strategy Management Inc.	100.00%	Non-Insurer
	Synera Financial Services Inc.	100.00%	Non-Insurer
	McLean Budden Limited	55.8%	Non-Insurer
	McLean Budden Funds Inc.	100.00%	Non-Insurer
38-1082080 80802 (CN)	Sun Life Assurance Company of Canada (including the United States Branch)	100.00%	Insurer
	UNITED STATES
	Plaza West LLC	100.00%	Non-Insurer
	Crosspointe Shops II LLC	100.00%	Non-Insurer
	Crosspointe Shops I LLC	100.00%	Non-Insurer
	Sun Barnes Crossing, LLC	100.00%	Non-Insurer
	Sun Life Financial Global Funding, L.P.	99.00%	Non-Insurer
	Sun Life Financial Global Funding, U.L.C.	100.00%	Non-Insurer
	Sun Life Financial Global Funding, L.L.C.	100.00%	Non-Insurer
	Sun Grand Parkway, L.P.	99.00%	Non-Insurer
	Sun Lakewood, L.P.	99.00%	Non-Insurer
	Sun Grand Parkway GP, LLC	100.00%	Non-Insurer
	Sun Grand Parkway, L.P.	1.00%	Non-Insurer
	Sun Lakewood GP, LLC	100.00%	Non-Insurer
	Sun Lakewood, L.P.	1.00%	Non-Insurer
	Sun Starlite LLC	100.00%	Non-Insurer
	Sun Encore, LLC	100.00%	Non-Insurer
	FOREIGN
	6425411 Canada Inc.	100.00%	Non-Insurer
	Sun Life Canadian Investments LLC	100.00%	Non-Insurer
	Lease Administration Corporation	66.67%	Non-Insurer
	Sun Life Information Services Canada, Inc.	100.00%	Non-Insurer
	Sun Life Financial Advisory Inc.	100.00%	Non-Insurer
	Sun Life Capital Trust	100.00%	Non-Insurer
	1245792 Ontario Inc.	100.00%	Non-Insurer
	The Stormont Electric Light & Power Company	100.00%	Non-Insurer
	SECLON Inc.	30.00%	Non-Insurer
	seclonLogic inc.	30.00%	Non-Insurer
	2053812 Ontario Inc.	100.00%	Non-Insurer
20-1591914	Sun Life Financial Global Funding, L.P.	1.00%	Non-Insurer
	Sun Life Insurance (Canada) Limited	100.00%	Insurer
	Sun Life Financial Realty Advisors Inc.	100.00%	Non-Insurer
	Preferred Vision Services Inc. PVS Preferred Vision Services Inc.	40.00%	Non-Insurer
	Amaulico Fund Ltd.	100.00%	Non-Insurer
	Amaulico Ltd.	100.00%	Non-Insurer
	MCAP Service Corporation	40.00%	Non-Insurer
	MCAP Mortgage Corporation	100.00%	Non-Insurer
	Sun Life Financial LTC Solutions Inc.	100.00%	Insurer
289907-8	Clarica Trustco inc.	100.00%	Non-Insurer
	Sun Life Financial Trust Inc.	100.00%	Non-Insurer
	Clarica Financial Services Inc.	50.00%	Non-Insurer
	Clarica Financial Services Inc.	50.00%	Non-Insurer
321232-7	Clarica Investco Inc.	100.00%	Non-Insurer
0995169	Clarica MEEL Holdings Limited	100.00%	Non-Insurer
154014	Mississauga Executive Enterprises Ltd.	50.00%	Non-Insurer
	Sun Life Reinsurance Holdings Limited	100.00%	Non-Insurer
	Sun Life Reinsurance Company Limited	100.00%	Insurer
	Sun Life Reinsurance (Ireland) Limited	100.00%	Insurer
	Sun Life Hong Kong Limited	100.00%	Insurer
	Sun Life Trustee Company Limited	100.00%	Insurer
	BestServe Financial Limited	100.00%	Insurer
	Wisdom Wealth Management Limited	100.00%	Insurer
	Sun Life (India) AMC Investments Inc.	100.00%	Non-Insurer
	Birla Sun Life Trustee Company Limited	50.00%	Non-Insurer
	Birla Sun Life Asset Management Company Limited	50.00%	Non-Insurer
	Birla Sun Life AMC (Mauritius) Limited	100.00%	Non-Insurer
	India Advantage Fund Limited	34.79% of Class C non voting shares	Non-Insurer
	Sun Life (India) Distribution Investments Inc.	100.00%	Non-Insurer
	Birla Sun Life Distribution Company Limited	50.0001%	Non-Insurer
	BSDL Insurance Advisory Services Ltd.	100.00%	Non-Insurer
	Sun Life Financial (India) Insurance Investments Inc.	100.00%	Non-Insurer
	Birla Sun Life Insurance Company Limited	26.00%	Insurer
	Sun Life Financial (Mauritius) Inc.	100.00%	Non-Insurer
	Sun Life India Service Centre Private Limited	100.00%	Non-Insurer
	Sun Life Financial (Hungary) Investments Inc.	100.00%	Non-Insurer
	Sun Life (Hungary) Group Financing Limited Liability Company	54.28%	Non-Insurer
	Sun Life Financial of Canada UK Limited	100.00%	Non-Insurer
	Sun Life of Canada UK Holdings Limited	100.00%	Non-Insurer
	SLC Financial Services (U.K.) Limited	100.00%	Non-Insurer
	Confederation Property Services Limited	100.00%	Non-Insurer
	Sun Life Assurance Company of Canada (U.K.) Limited	100.00%	Insurer
	BHO Lease Company Limited	100.00%	Non-Insurer
	Sun Life of Canada Independent Limited	100.00%	Non-Insurer
	Confederation Life Insurance Company (U.K.) Limited	100.00%	Insurer
	Sun Life Financial of Canada Trustee Limited	100.00%	Non-Insurer
	Sun Life of Canada Nominees Limited	100.00%	Non-Insurer
	Sun Life Information Services Ireland Limited	100.00%	Non-Insurer
	Sun Life Everbright Life Insurance Company Limited	50.00%	Insurer
	Sun Life Financial (Hong Kong) Limited	100.00%	Insurer
04-3638553	Sun Life Financial (Bermuda) Holdings, Inc.	100.00%	Non-Insurer
52-2301409	Sun Life Financial Insurance and Annuity Company (Bermuda) Ltd.	100.00%	Insurer
	Sun Life Financial Investments (Bermuda) Ltd.	100.00%	Non-Insurer
	Sun Life of Canada International Assurance Limited	100.00%	Insurer
	6560016 Canada Inc.	50.00%	Non-Insurer
	Sun Life Assurance Company of Canada (Barbados) Limited	100.00%	Insurer
	PT Sun Life Financial Indonesia	94.3194.89%	Insurer
	Sun Life (Hungary) Group Financing Limited Liability Company	45.72%	Non-Insurer
	Sun Life of Canada (U.K.) Overseas Investment Limited	100.00%	Non-Insurer
	Sun Life of Canada (Netherlands) B.V.	50.00%	Non-Insurer
	Sun Life of Canada (Philippines), Inc.	100.00%	Insurer
	Sun Life of Canada Prosperity Balanced Fund, Inc.	25.00%	Non-Insurer
	Sun Life of Canada Prosperity Philippine Equity Fund, Inc.	25.2225.59%	Non-Insurer
	Sun Life of Canada Prosperity Bond Fund, Inc.	1.48%	Non-Insurer
	Sun Life Prosperity Dollar Abundance Fund, Inc.	54.7047.09%	Non-Insurer
	Sun Life Prosperity GS Fund, Inc.	95.2082.80%	Non-Insurer
	Mint Financial & Insurance Agency Inc.	50.00%	Non-Insurer
	Sun Life Asset Management Company, Inc.	100.00%	Non-Insurer
	Sun Life Financial Plans, Inc.	100.00%	Non-Insurer
	Sun Life Prosperity Money Market Fund, Inc.	52.1450.17%	Non-Insurer
	Sun Life of Canada (Netherlands) B.V.	50.00%	Non-Insurer

* The sole general partner of Sun Life of Canada (U.S.) Limited Partnership I (the "Limited Partnership") is Sun Life of Canada (U.S.) Holdings General Partner LLC (the "General Partner"). The General Partner holds approximately 10% of the economic interest in Limited Partnership, while Sun Life of Canada (U.S.) Capital Trust I holds approximately 90% of the economic interest in the Limited Partnership.

** Sun Life of Canada (U.S.) Holdings, Inc. owns 100% of the common undivided beneficial ownership interests in the assets of the Sun Life of Canada (U.S.) Capital Trust I, a statutory business trust organized in Delaware.

*** Pursuant to State Law, shares must be held by individuals, all of whom are officers of Independent Financial Marketing Group, Inc. or the entity in question, or both. If any of these individuals ceases to be so employed, the shares revert to the company at issue.